UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form S-1 REGISTRATION STATEMENT Under The Securities Act of 1933
Seals Entertainment Corporation (formerly Global Smart Energy, Inc.)
(Name of small business issuer in its charter)

Delaware	4833	26-2691611
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Seals Entertainment Corporation

3340 Peachtree Road, N.E., Suite 1800

Atlanta, Georgia 30326

Telephone (404) 222-6400

(Address and telephone number of Registrant’s principal executive offices)

Incorp Services, Inc.

One Commerce Center

1201 Orange Street, #600

Wilmington, Delaware 19899

(800) 246-2677

(Name, address and telephone number of Registrant’s agent for service)

Please send copies of all communications to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	Per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, $ Par Value
$1.00	5,000,000	$1.00 (1)	$5,000,000(1)	$573.00

$.005	861,844(3)	$.005	$4,309.22	$0.49

1	5,000,000 shares are being offered by a direct offering at the price of $1.00 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3	Issuer is registering an additional 861,844 common shares distributed among 8 shareholders at a price of $.005 per share for which the Issuer shall receive no funds,

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we, nor the selling stockholders, are soliciting offers to buy these securities in any state where the offer of sale is not permitted.

Prospectus

Seals Entertainment Corporation

3340 Peachtree Road, N.E., Suite 1800

Atlanta, Georgia 30326

Telephone (404) 222-6400

A Maximum of 5,000,000 Shares of Common Stock

At $1.00 Per Share

Seals Entertainment Corporation (“Company”) is registering a maximum of 5,000,000 shares of its common stock at a fixed price of $1.00 per share for sale to the general public in an officer/director best efforts offering. The Issuer will not be allowed access to any funds until the minimum of $25,000 has been deposited into its escrow account signifying the sale of at least a minimum of 25,000 common shares. The Issuer is registering an additional 861,844 common shares at a per share price of $.005 distributed among eight shareholders for which the Company will derive no financial benefit.

The Company is a development stage startup, and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for Seals Entertainment Corporation’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	1.00	0.00	1.00
Maximum	5,000,000	1.00	0.00	5,000,000
Minimum	25,000	1.00	0.00	25,000

Per Share	861,844.005		0.00	0.00

Seals Entertainment Corporation does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated June ___, 2012

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OPTION GRANTS	28
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE	28
LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS	28
COMPENSATION OF DIRECTORS	28
EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
FUTURE SALES BY EXISTING STOCKHOLDERS	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
INDEMNIFICATION	29
AVAILABLE INFORMATION	30

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling shareholders have authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of shares of our common stock.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, and “Company” are to Seals Entertainment Corporation.

COMPANY OVERVIEW

Seals Entertainment Corporation (formerly Global Smart Energy, Inc. until June 14, 2012) was incorporated in the State of Delaware on April 1, 2008. Global Smart Energy, Inc. was formed with the specific intent of entering into agreements to establish itself as a television network, originally known as Triangle Alternative Network, Inc.

On October 22, 2011 the Board of Directors appointed E. Lamar “Lou” Seals, III as the Chairman and Chief Executive Officer and a Director of Global Smart Energy, Inc. Along with the appointment of E. Lamar “Lou” Seals, III, the Board of Directors appointed John W. Bonner, Jr. as Executive Vice President, Treasurer and a Director, and Edward A. “Drew” Mearns, III as Secretary and a Director.

Mr. Seals is the Chief Executive Officer of Seals Entertainment Company, LLC (Sealsco), a media holdings company and nationally recognized producer, owner, and distributor of television programming. Originally founded in 1984 as Seals Communications Corporation, the Atlanta-based firm has produced content for a variety of clients and advertisers over the past 28 years, with credits on networks such as ABC, ESPN, ESPN2, Spike TV, USA, FOX Sports, Speed Channel, Discovery, Turner Broadcasting, TUFF TV, and others. Sealsco owns a proprietary television programming library with an independently appraised total fair market value of approximately $32,000,000.

Mr. Seals is also the Chief Executive Officer of TUFF TV Media Group, LLC, which is a media broadcasting company that launched the TUFF TV network in June of 2009, a digital broadcast television channel that he created. Mr. Seals serves also as Chief Executive Officer of TUFF TV Worldwide, Inc., which is a media holdings company that owns the TUFF TV brand and its intellectual properties. Both companies are based in Atlanta, Georgia. It is the intent of new management to transform Seals Entertainment Corporation into a successful media and entertainment company, with varied interests and media holdings, through a combination of efforts with Seals Entertainment Company, LLC, TUFF TV Media Group, LLC, and TUFF TV Worldwide, Inc.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited startup operations have consisted of the formation of our business plan and identification of our target market. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus. We have been issued a “substantial doubt” going concern opinion from our auditors as a result of not generating any business to date.

Our principal and executive offices are located at 3340 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326 with telephone number of (404) 222-6400. Our registered statutory office is located at 1201 Orange Street, #600, Wilmington, Delaware 19899. Our fiscal year-end is December 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offer.

Securities Being Offered:	5,000,000 shares of common stock, par value $1.00, at a price of $1.00 per share. An additional 861,844 common shares being registered on behalf of our selling security holders at $.005 per share.

Offering Price Per Share:	$1.00 for the 5,000,000 common shares and $.005 for the 861,844 common shares.

Offering Period:	The shares are being offered for a period not to exceed 180 days. In the event we do not sell the minimum offering proceeds of $25,000 before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company:	$5,000,000

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Use of Proceeds:	See Use of Proceeds

Number of Shares Outstanding
Before the Offering:	19,184,410

Number of Shares Outstanding
After the Offering:	24,184,410

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

Lack of Profitable Operating History

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

• has funds available for working capital, project development and sales and marketing efforts;

• has funds for the continuous upgrading of its production operations and facilities;

• achieves the projected sales revenues;

• controls the Company’s operating expenses;

• continues to attract new business;

• withstands competition in the Company’s marketplace.

Competition

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger than Seals Entertainment Corporation. Our competitors could reproduce the company’s business model without significant barriers to entry.

The Company’s activities may require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2012. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s senior management who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its Chairman, CEO and other key executives. Any of these executives would be difficult to replace. While all of them have incentives to remain with the Company, they are not bound by employment contracts, and there is no assurance that either of them will not elect to terminate their services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

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The Company may be exposed to significant costs of defense and damages in litigation stemming from current unresolved legal proceedings undertaken in the future by and against the Company.

The Company could be subject of legal proceedings against the Company that could give rise to significant exposure in costs and damages.

The Company’s ability to operate and compete effectively requires that the Company hires and retain skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and the Company’s ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and directors liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or made a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

Seals Entertainment Corporation’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if Seals Entertainment Corporation fails to implement its business plan.

Seals Entertainment Corporation expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company. Seals Entertainment Corporation (formerly Global Smart Energy, Inc.) was formed in Delaware on April 1, 2008. Seals Entertainment Corporation has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. Seals Entertainment Corporation prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Seals Entertainment Corporation cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Seals Entertainment Corporation has had only limited startup operations and has generated very small revenues. Considering these facts, independent auditors have expressed substantial doubt about Seals Entertainment Corporation’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Seals Entertainment Corporation’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

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Because of our new business model, we have not proven our ability to generate profit, and any investment in Seals Entertainment Corporation is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of a new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precedes meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.

Competition in our sectors of business come from a variety of factors, including quality, timely commissioning of new projects, product positioning, pricing and brand name recognition. The principal competitors for our business may do this better than we can. Each of these competitors has substantially greater financial resources than we do. New technologies may also present substantial competition. We may be unsuccessful in competing with these competitors, which may materially harm our business.

Seals Entertainment Corporation may not be able to attain profitability without additional funding, which may be unavailable.

Seals Entertainment Corporation has limited capital resources. Unless Seals Entertainment Corporation begins to generate sufficient revenues to finance operations as a going concern, Seals Entertainment Corporation may experience liquidity and solvency problems. Such liquidity and solvency problems may force Seals Entertainment Corporation to cease operations if additional financing is not available.

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RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in Seals Entertainment Corporation because there is no public market for Seals Entertainment Corporation stock.

There is no public market for Seals Entertainment Corporation common stock. Therefore, the current and potential market for Seals Entertainment Corporation common stock is limited. No market is available for investors in Seals Entertainment Corporation common stock to sell their shares if the Company does not acquire listing status. Seals Entertainment Corporation cannot guarantee that a meaningful trading market will develop.

If Seals Entertainment Corporation stock ever becomes tradable, of which Seals Entertainment Corporation cannot guarantee success, the trading price of Seals Entertainment Corporation common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Seals Entertainment Corporation control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Seals Entertainment Corporation stock.

Liquidity on the OTC Bulletin Board is limited, and the Company may be unable to obtain listing of the Company’s Common Stock on a more liquid market.

The Company’s Common Stock will be quoted on the OTC Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). There is uncertainty that any of the Company’s securities will ever be accepted for listing on an automated quotation system or securities exchange.

The Board of the Company has full discretion to reallocate the Proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’. The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

The Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all. There is currently a limited volume of trading in the Company’s Common Stock, and on many days there has been no trading activity at all. Due to the historically low trading price of the Company’s Common Stock, many brokerage firms may be unwilling to effect transactions in the Company’s Common Stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of Seals Entertainment Corporation own a majority of the outstanding shares of Seals Entertainment Corporation common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

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Purchasers in this offering will have limited control over decision making because a small group of shareholders control a majority of shares issued and outstanding before and after this offering.

Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may have difficulty liquidating their investment because Seals Entertainment Corporation’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Seals Entertainment Corporation shares, thereby reducing the level of trading activity in any secondary market that may develop for Seals Entertainment Corporation shares. Consequently, customers in Seals Entertainment Corporation securities may find it difficult to sell their securities, if at all.

USE OF PROCEEDS

When all of the shares are sold the gross proceeds from this offering will be $5,000,000. Our management will have broad discretion to allocate the net proceeds from this offering. Actual expenditures may vary substantially from our estimates. We may find it necessary or advisable to use portions of the proceeds for other purposes. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$5,000,000

Advertising and Marketing	$50,000
Website Design	$10,000
Equipment	$10,000
Accounting, Auditing, Legal	$30,000
Administration and Consulting	$200,000
Working Capital and Acquisitions	$4,700,000

Total Net Proceeds	$5,000,000

In the event we are only able to raise the minimum offering proceeds of $25,000 then the Issuer shall use $10,000 for website design, $10,000 for purchasing equipment and $5,000 for accounting, auditing, and legal fees.

DETERMINATION OF OFFERING PRICE

The offering price of the 5,000,000 shares of common stock offered for sale at the value of $1.00 bears no relationship to any objective criterion of value and bears no relationship to Seals Entertainment Corporation’s assets, book value, historical earnings, or net worth. The offering price of the 861,844 shares of common stock offered for resale was determined based on the issuance of the common shares at the par value of $.005 per share and bears no relationship to any objective criterion of value. The price does not bear any relationship to Global Smart Energy’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Seals Entertainment Corporation’s issued and outstanding stock. With 19,184,410 common shares issued the net book value of Seals Entertainment Corporation before the offering is $-.0034. Assuming all 5,000,000 shares offered are sold, and in effect Seals Entertainment Corporation receives the maximum estimated proceeds of this offering from shareholders, Seals Entertainment Corporation net book value will be approximately $.2041 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.7959 per share, while the Seals Entertainment Corporation’s present stockholders will receive an increase of $.2606 per share in the net tangible book value of the shares that they hold. This will result in a 80% dilution for purchasers of stock in this offering.

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The following table illustrates the dilution to the purchaser of the common stock in this offering. This table, as a pro-forma schedule using the 3-31-12 financial statements as a basis, represents a comparison of the various prices paid by the individual who invested in Seals Entertainment Corporation previously with the shares offered to new shareholders:

Book Value Per Share Before the Offering	$-0.0034

Book Value Per Share After the Offering	$0.2041

Net Increase to Original Shareholders	$0.2538

Decrease in Investment to New Shareholders	$-0.7959

Dilution to New Shareholders (%)	79.59%

SELLING SECURITY HOLDERS

The selling shareholders are offering 861,844 shares of common stock already issued. The shares are included in the following table.

Except as otherwise noted, all of the above issuances were exempt from registration under Section 4(2) of the Securities Act.

The following table provides as of June 14, 2012 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

●	the number of shares owned by each prior to this offering;
●	the total number of shares that are to be offered for each;
●	the total number of shares that will be owned by each upon completion of the offering; assuming all shares are sold that are being registered;
●	the percentage owned by each; and
●	the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered (2)	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of Offering
Darrin Ocasio	150,000.8%		150,000	150,000.6%
Dennis Vellardita	10,000.05%		10,000	10,000.04%
Gerry Shirren	75,000.4%		75,000	75,000.3%
E. Lamar “Lou” Seals, III	13,000,000	68%	191,844	13,000,000	54%
Lyle Mortensen	200,000	1%	200,000	200,000.8%
Rick Kizel	200,000	1%	200,000	200,000.8%
Steve Stamets	10,000.05%		10,000	10,000.04%
Tiffany Kalahiki	25,000.13%		25,000	25,000.1%
TOTAL	13,670,000	71%	861,844	13,670,000	57%

(1)	The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.

(2)	The maximum number of shares being offered is the total shares being registered by the selling security holders which is 861,844

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The percentages in the table above are based on the 19,184,410 shares of common stock outstanding on June 14, 2012, and assume that all 861,844 common shares being registered in this Prospectus are sold by the selling shareholders, and furthermore assumes that all 5,000,000 common shares being registered in this Prospectus are sold to the general public. There are no material relationships between any selling security holder and the Company, or any of its affiliates other than that of E. Lamar “Lou” Seals, III, who is the Chief Executive Officer of the Issuer and who is registering only 1% of his total common shares based upon the total issued and outstanding of 19,184,410.

None of the selling shareholders are NASD registered broker-dealers or affiliates of NASD registered broker-dealers.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell Shares directly to the public, with no commission or other remuneration payable for any Shares that are sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. E. Lamar “Lou” Seals, our officer and director, will sell the Shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

The Registrant intends to register 5,000,000 common shares at the fixed price of $1.00 per share for sale to the public and if all 5,000,000 common shares are sold then the Registrant shall receive $5,000,000 from the offering. The Registrant is also registering 861,844 common shares owned by current shareholders of the Company at a price of $.005 per share and the Registrant will not receive any funds from the sale of the 861,844 common shares.

Sales by Selling Shareholders

The selling shareholders may or may not intend to sell 861,844 common shares at a fixed price of $.005 per share.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

●	on such public markets as the common stock may be trading;
●	in privately negotiated transactions; or
●	in any combination of these methods of distribution.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●	not engage in any stabilization activities in connection with our common stock;
●	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we, nor any of the selling shareholders, have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices.

DEPOSIT OF OFFERING PROCEEDS

This is a “best efforts” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum total of 25,000 common shares are sold and all proceeds from such sale are received. We intend to hold all monies collected for subscriptions in a separate escrowed bank account with our bank located at JPMorgan Chase Bank, NA, 2900 Peachtree Road, Atlanta, GA 30305, until the total amount of $25,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable unless the total minimum offering of 25,000 common shares are not sold. All checks for subscriptions should be made payable to “Seals Entertainment Corporation”.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.005 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

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There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to December 31, 2011 and reviewed by the Accountants for the period ended March 31, 2012, included in this prospectus has been audited by De Joya Griffith & Company, LLC, Certified Public Accountants and Consultants. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated on April 1, 2008, under the laws of the State of Delaware.

As of the date hereof, we have had only limited start-up operations and have not generated any significant revenues. In 2011, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our executive offices are located at 3340 Peachtree Road, Suite 1800, Atlanta, Georgia 30326.

Our fiscal year-end is December 31.

INDUSTRY BACKGROUND

PRINCIPAL PRODUCTS AND SERVICES

The Company is planning to acquire the programming library and other assets of Seals Entertainment Company, LLC (www.Sealsco.com) consisting of network quality television programming produced as original content since 1984. This library contains completed series and episodes available for worldwide sales, along with raw footage that can be used to create new programming and sold as archival content.

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There are over 10,000 hours of completed content and raw footage contained in the library. Programming from this library has appeared on television, primarily in the United States, on a limited first run basis on networks including USA, ESPN, ESPN2, FOX Sports Net, and Spike TV. Certain content in this programming library has been used to launch the domestic United States digital broadcast television network TUFF TV, and remains a part of the TUFF TV programming line-up.

DOS Broadcast & Appraisal Services, Inc. performed an evaluation of the Seals Entertainment Company, LLC library in August of 2011. The total fair market value of the library was determined at $31,964,100. This includes $20,502,900 for completed episodic programming and $11,461,200 for raw footage. The Company makes no representations on the specific value of the programming library; as such value is conditional upon market conditions and demand.

SEALSCO BACKGROUND

The Company, through its existing management team, will benefit from the expertise of those executives who are also involved with Seals Entertainment Company, LLC (Sealsco). Sealsco is a nationally recognized media holdings company, and a producer, owner, and distributor of television programming and multimedia entertainment content with brand names including MotoWorld, Suzuki Great Outdoors, Wal-Mart Great Outdoors, On The Pole, and American Expeditions.

Founded in 1984 as Seals Communications Corporation, the Atlanta-based firm has produced content for a variety of clients and advertisers with credits on networks such as ABC, ESPN, ESPN2, Spike TV, USA, FOX Sports, Speed Channel, Discovery, TUFF TV, and Turner amongst others. Sealsco has also produced sports specials for over 28 years, such as the Butkus Award, the Daytona 200, and the Chick-fil-A Bowl Preview, along with numerous professional sporting series and events.

Sealsco develops and creates cutting-edge and targeted advertiser-supported entertainment. Sealsco programming includes outdoors, motorsports, health and fitness, music, extreme and action sports, and a wide variety of youth, college, and professional sporting events. The creation of sponsor-driven programming is a Sealsco specialty. Sealsco has worked with numerous clients to create thousands of hours of quality television entertainment. In the process, Sealsco has built a substantial programming library that is marketed worldwide.

The Sealsco senior management team comprises veteran executives with over 90 combined years of experience working with some of the world's top media, entertainment, and Fortune 500 companies. Sealsco offers a combination of unparalleled expertise building media properties and entertainment brands known worldwide. Since Sealsco's inception, it has been an industry leader and one of the largest and most successful independent firms of its kind. With a track record of combining youth with experience for nearly three decades, Sealsco has built a recipe for success, innovation, and accomplishment while maintaining its entrepreneurial spirit.

The Company plans to create different divisions consisting of but not limited to the following business operations: Distribution, Marketing, Production, Events, Publishing, and Development. Worldwide syndication of its programming library, original content production, content development, acquisitions, special events, and creation of branded channels and networks for multimedia distribution are all areas that the Company intends to pursue.

TUFF TV BACKGROUND

The Company is also planning to acquire an ownership stake in the domestic television network TUFF TV (www.TUFFTV.com) from TUFF TV Media Group, LLC, and a to be determined ownership stake in TUFF TV Worldwide, Inc. TUFF TV was launched domestically on June 30, 2009. TUFF TV includes a unique and synergistic combination of programming genres aimed at the male demographic. The Company is also planning to form a joint venture partnership with TUFF TV Worldwide, Inc., a Delaware corporation, to distribute TUFF TV on an international basis. TUFF TV Worldwide, Inc. owns certain intellectual property rights to the TUFF TV brand. TUFF TV includes a unique and synergistic combination of seven different programming genres aimed at the male demographic. TUFF TV provides the first-ever mix of these specific genres on a single network and includes the following:

Sports – One thing is for sure, men are all about sports. TUFF TV offers a diverse range of professional and amateur sports content including mixed martial arts, motorsports, outdoors, basketball, fitness, extreme, golf, college football and more.

Lifestyle – Passion drives interests that become lifestyle standards for men. TUFF TV focuses on interests and hobbies that men are passionate about. Whether it’s cooking, hiking, collecting, music or cruising the open road on two wheels, TUFF TV provides guys of all ages content they crave.

Drama – Like sports and lifestyle, scripted programming attracts male viewers and ranks amongst the most popular on television. TUFF TV features drama including science fiction, espionage, action and adventure, and law enforcement. Scripted dramas are slated to increase as part of the TUFF TV schedule.

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Reality – Since its boom in the early 2000s, reality TV has not ceased to expand in popularity. With celebrity prank shows such as Punk’d, and real life drama such as Dog The Bounty Hunter, TUFF TV will continue to push the envelope with new and entertaining original unscripted programming.

Talk – Talk shows are something men have always been passionate about. Whether the hosts are discussing college sports, politics, or the state of the economy, men like to participate in discussions on all types of topics. TUFF TV has several new talk shows planned, including a popular college football show.

Specials – TUFF TV will continue to provide viewers with one of a kind special shows. From the prestigious Butkus Award, featuring the best in high school, college, and pro football, to documentaries, concerts, and in-depth investigations, TUFF TV offers unique programming geared to men.

Movies – The film category is slated for expansion on TUFF TV over the next 12 months. Movies offer consistent entertainment for men of various ages and this genre of programming can be targeted to specific audiences that advertisers want to reach. New strategic film distributors for TUFF TV are on the horizon.

Barter Content

Barter content makes up a significant portion of the TUFF TV programming schedule. TUFF TV is able to attract library, first-run, and original programming with essentially no costs by providing a portion of its commercial time to content owners, producers, and distributors in exchange for programming.

Selling advertising and sponsorships inside of this programming compensates content owners. For example, a half-hour bartered show on TUFF TV would yield the supplier up to 2:30 minutes of commercial time. The remaining commercial time is retained by TUFF TV for national advertising sales and its affiliates for local advertising sales.

Barter content gives TUFF TV a cost-effective way to acquire and distribute quality, name brand programming. Punk’d, a popular celebrity-based reality series hosted by Ashton Kutcher that first appeared on MTV, is an example of programming that TUFF TV has secured on a barter basis.

Licensed Content

Programming that is purchased by a network is referred to as licensed content. License fees vary based upon the type of programming and the cost to produce such content. Typically, scripted dramatic programming such as CSI or Law & Order is more expensive to produce than reality programming due to factors including talent costs, location expenses, and special effects.

One advantage TUFF TV has is that licensing material within the categories of content that TUFF TV specializes can be available on more affordable terms than with other types of programming. TUFF TV would not typically license a historical original mini-series produced by Steven Spielberg, as this would be an expensive undertaking for any network.

Certain content can be licensed at lower costs because TUFF TV does not have large programming rights deals with major organizations such as the National Football League and NASCAR. Independent production and distribution companies that are looking for television exposure to build library assets are more apt to do so at lower licensing rates than established studios.

TUFF TV currently distributes less expensive programming. This includes coverage of events like the Premier Basketball League instead of the National Basketball Association, or XFC MMA instead of the UFC. As TUFF TV grows its distribution and its revenues, the channel will increase its investment of licensed content.

Time-Buy Content

Time-buy content is another form of programming on TUFF TV. A content owner or producer will offer to buy a specific time block on the network to broadcast programming to ensure that events and event sponsors are being seen. Most commonly used for enthusiast-driven content such as hunting and fishing or second-tier sports such as volleyball and tennis, time-buys are an excellent source of revenue for TUFF TV.

TUFF TV reserves the right to determine which types of programming are allowed to appear as purchased time on the network. TUFF TV is essentially paid to provide exposure for this kind of content, without sacrificing the quality of its scheduled programming, because producers must meet certain guidelines that guarantee the informational and entertainment value to viewers.

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Advertiser Paid Content

Programming on TUFF TV also includes advertiser paid material. This type of content, commonly referred to as infomercials, is purchased by an advertiser to sell products, providing a block of time for uninterrupted programming. On what is primarily overnight programming, advertiser paid shows are sold on a case-by-case basis.

TUFF TV currently allots 35 hours a week (5 hours of overnight time per day) for advertiser paid programming. Not only is this a way to fill the schedule during hours with fewer viewers, but advertiser paid programming is also an added source of consistent revenue.

Original Production Content

The production of original programming will ultimately be one of the single biggest factors contributing to the success of TUFF TV. Original programming drives distribution, advertising revenue, and licensing fees. The TUFF TV content library is a prime example of the benefits provided by original content creation.

The Company’s Chief Executive Officer, E. Lamar “Lou” Seals, III has an extensive background in original program production. With over 28 years of creating, producing, and selling content that has appeared on the biggest television networks in the world, he understands all facets of the original production business model.

Beginning in 2012, TUFF TV plans to invest substantially in the production of original programming. Reality television, one of the most successful genres, is a relatively cost-effective form of original content. TUFF TV is actively developing a slate of reality-based shows for distribution on its own network and for sale worldwide.

TUFF TV DISTRIBUTION METHODS

TUFF TV has created a highly scalable, yet cost-effective distribution channel, which is central to the success of its model. The ability to originate, distribute, and monetize the network with low initial overhead allows TUFF TV to provide content to end-users through affiliates and partners worldwide over multiple media platforms.

These multimedia platforms include digital broadcast, online and wireless, cable/fiber, and satellite. With a low cost distribution model, TUFF TV is able to offer multimedia delivery at little to no additional operational costs to its affiliates and distribution partners. A major push into Internet, international, and HD expansion are key components to the near term distribution plan for TUFF TV.

Domestic Digital Broadcast

Since June 12, 2009 in the United States, all full-power broadcast stations have been required by the Federal Communications Commission to broadcast exclusively in a digital format. Before the switch to digital, consumers watching television with an antenna could receive as few as four networks over-the-air.

Digital technology has changed television by allowing broadcast stations to multicast as many as eight video channels per station per market. Digital broadcast allows the combination of several channels into one channel by the use of subchannels. Now, instead of having just a channel 12, viewers can tune into 12.1, also known as the primary, or any number of additional subchannels, such as 12.2 or 12.3, also known as secondaries.

TUFF TV provides a video stream to affiliate stations, which then broadcast the stream to viewers as either a primary or secondary channel. By offering the network to its affiliates on a 24-hour full-time basis, without charging any fees, TUFF TV is in a position to quickly expand its current affiliate base to reach more of the 210 designated market areas in the United States.

Currently, TUFF TV broadcasts in standard definition. With more and more broadcast stations looking for high definition content, it is important that TUFF TV also offer an HD service to capitalize on this opportunity. Additionally, HD has now essentially become a requirement for new networks to launch on primary digital, cable, and satellite platforms.

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Online & Wireless

Netflix, YouTube, Hulu, and other Internet content services are currently some of the fastest growing means of video distribution. Netflix now has over 26 million subscribers in the United States. YouTube receives over 3 billion video views per day worldwide. Hulu is on target to reach over $500 million in revenue in 2012. Online giant Facebook currently boasts over 900 million users globally.

Today, streaming video services use as much as 60% of the total Internet bandwidth, and up to 40% of total mobile bandwidth. YouTube garners 400 million mobile video views per day. Facebook has more than 488 million active mobile users. Mobile TV is projected to attain global sales of $10 billion by 2013, up from $1.5 billion in 2008. Mobile TV subscribers should reach 570 million by the end of 2013.

To capitalize on viewer demand, TUFF TV is planning to provide streaming Internet distribution of the network through a totally redesigned TUFFTV.com. This new website will increase viewer interactivity and allow for revenue generating opportunities. TUFF TV is also developing apps for Android and iOS platforms. Worldwide revenue for web video is projected to reach $12 billion in 2013, an increase of 78% from 2008.

In addition, numerous online distributors, such as Geodesic and owners of India-based Mundu TV, have approached TUFF TV to become part of its subscription-based Internet Protocol TV (IPTV) service. Mundu has over 3 million downloads internationally with a large subscriber base in Southeast Asia. Globally, IPTV revenue is expected to increase from $17.8 billion to $47.8 billion in 2014, and up to $78 billion in 2016.

Domestic Cable/Fiber

With a combined market share of approximately 65% of U.S. television households, cable and fiber television providers such as Comcast, Time Warner, Cox, AT&T U-verse, and Verizon Fios control a significant number of subscribers, and for good reason. Cable and fiber providers typically provide more channels, and have the ability to add channels with little if any infrastructure change.

TUFF TV and the planned TUFF TV HD service are poised to quickly begin distribution via cable and fiber platforms, in addition to the existing digital broadcast reach through its network of affiliates. Although TUFF TV requires its broadcast affiliates to obtain cable carriage of the channel on a market by market basis, TUFF TV as a network plans to ramp up efforts to assist affiliates in this process.

The goal is for TUFF TV to gain cable clearance in every broadcast market through a strong group of affiliates. The bigger and more prominent the affiliate, usually part of a large broadcasting company with multiple stations, the easier it becomes for TUFF TV to obtain cable coverage in the affiliate’s market.

As a national television network, it is important that TUFF TV achieve a sizable amount of distribution through cable and fiber providers, whether these providers are retransmitting TUFF TV broadcast affiliates locally, or by the marketing of the network directly to cable and fiber distributors. Having the ability to be seen by free over-the-air digital broadcast, and by cable/fiber in the top 50 domestic TV markets, provides maximum advertising revenue potential.

Domestic Satellite

Direct broadcast satellite services such as DirecTV and Dish Network control approximately 25% of the subscription television market. Satellite television market share increases in rural areas where there may be a lack of cable service. There are approximately 34.7 million satellite households in the United States.

Satellite-delivered HD programming is a top priority for both DirecTV and Dish Network. Claiming to have the most HD channels is a huge marketing tool for these providers. Today, if a new network does not offer an HD feed, the chances of it gaining satellite distribution is minimal.

Satellite providers, similar to cable operators, typically pay a per subscriber fee to networks. The planned TUFF TV HD channel is poised to enter the satellite television market by initially offering the network to DirecTV and Dish Network at no charge. By gaining satellite carriage, TUFF TV will increase its national advertising revenue.

International

TUFF TV is making plans to expand to the international marketplace, with initial distribution through Internet delivery, fiber, and via satellite. As much as possible, TUFF TV retains the right to broadcast its programming on an international basis. TUFF TV content has proven global appeal. Action and adventure programming is popular with men of many different origins. Motorsports programming in particular transcends language and cultural barriers.

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Emphasis is being placed on countries with a highly developed web and technical presence, and with a strong demand for content aimed at men. Two of these primary territories include Asia and South America. China and India in particular have shown interest in the TUFF TV brand. China has a population of over 1.3 billion, the largest of any country in the world. India has over 70 million television households, as well as over 600 million mobile users. Led by Brazil with a population of over 198,000,000, South American countries total a population of approximately 400,000,000.

Television truly is a global medium. Newer technologies have allowed the growth of this medium on multimedia platforms at less cost than ever before. TUFF TV will capitalize on these technologies to spread its brand worldwide. Digital delivery allows TUFF TV to distribute in multiple languages and picture formats simultaneously throughout the world.

Technical Facilities

Currently, TUFF TV is broadcasting domestically to the United States from technical facilities in Chattanooga based upon its non-exclusive domestic digital broadcast partnership with Luken Communications, LLC. TUFF TV management has determined that the network’s new and upcoming multimedia expansion, among other reasons, including the development and execution of TUFF TV’s worldwide plans, will be served best by distribution and marketing from Atlanta, Georgia, home to its headquarters.

TUFF TV is considering several well-known international telecommunications firms as potential technology vendors for both IPTV and satellite delivery of the network domestically and worldwide. These firms are technical providers of the type of distribution services required for expansion of TUFF TV, and offer significant global reach and redundant Internet Protocol facilities.

Internet Protocol technology is a means to distribute TUFF TV domestically and internationally. Internet delivery is a cost-effective way to broadcast TUFF TV to its various affiliates and distribution partners. The physical broadcasting center for the network will be housed in a secure facility in Atlanta. Being housed in such a facility provides TUFF TV with redundant access to multiple international carriers and teleports around the world, including those in locations such as Hong Kong, Great Britain, South America, and India.

TUFF TV will continue to be available via satellite in the United States from a broadcast teleport, as well as by other delivery methods. Disaster recovery will also be in place at ancillary broadcast facility locations should the teleport fail. By making the initial capital investment in state-of-the-art technology, TUFF TV will be able to operate more cost effectively compared to traditional broadcast distribution. Worldwide, TUFF TV will be available via several different types of distribution methods using advanced technology means.

COMPETITION

There are numerous television networks that target men. The traditional broadcast networks including ABC, CBS, NBC, and FOX offer a substantial amount of content aimed at males. There are some lesser-known broadcast networks such as the CW, MyNetworkTV, Univision, and ION that target men with certain types of dramatic programming.

There are dozens of large and small cable networks that cater to men. These channels offer various types of programming. Many of the small to mid-size cable networks offer specific singular niche content such as hunting, fishing, extreme sports, motorsports, soccer, and hockey.

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There are approximately 114.7 million TV households in the United States. Cable channels dedicated to sports continue to lead the race to attract males. The following chart is a sampling of these types of networks and estimated households reached in the United States over the past three years:

Cable Sports Networks: U.S. Household Penetration

Network	2012	2011	2010
ESPN	99,025,000	100,106,000	99,221,000
ESPN2	98,912,000	99,971,000	98,816,000
Golf Channel	84,552,000	83,556,000	83,031,000
Speed Channel	81,943,000	78,172,000	75,272,000
NBC Sports Network (formerly Versus)	76,280,000	75,985,000	63,788,000
ESPNews	74,173,000	73,637,000	72,396,000
ESPNU	72,466,000	72,555,000	n/a
MLB Network	67,729,000	55,380,000	n/a
NFL Network	59,020,000	56,930,000	56,312,000
Fox Soccer Channel	40,921,000	38,641,000	36,098,000
Outdoor Channel	37,800,000	35,400,000	34,800,000
Fuel TV	36,545,000	n/a	n/a
ESPN Classic	32,594,000	36,939,000	57,788,000

Source: Sports Business Journal

Internet-based television channels, with content targeting men, are once again gaining momentum as technology advances have dramatically improved the ability to offer video online.

All of the major broadcast networks, as well as cable networks large and small, are pushing male-driven content online. Major Internet services including Apple’s iTunes, Google, YouTube, Netflix, Hulu and a host of others are offering a variety of programming geared to men.

Digital broadcast networks, also known as diginets, are advertiser-driven business models. These channels rely primarily on advertising and sponsorship revenue, and do not by nature also collect subscriber fees and retransmission fees.

Subscriber fees are what the cable television model was built upon. Not only do most established cable networks charge a per subscriber fee to cable and satellite carriers, they also charge advertisers for commercial time. Subscriber fees range from a high of over $4.69 per subscriber per month for the ESPN networks, down to 5 cents per subscriber per month for some of the smaller cable channels.

In addition to advertising revenues, the large broadcast networks and broadcast affiliate station groups have, over the past 10 years, been able to compete against the dual stream revenue cable networks by enacting what are known as re-transmission fees. Re-transmission fees are in essence per subscriber fees that broadcasters charge cable and satellite carriers to retransmit individual broadcast signals.

SOURCES AND AVAILABILITY OF PRODUCTS

The Company is planning to acquire the programming library and other assets of Seals Entertainment Company, LLC (www.Sealsco.com) consisting of network quality television programming produced as original content since 1984. This library contains completed series and episodes available for worldwide sales, along with raw footage that can be used to create new programming and sold as archival content.

There are over 10,000 hours of completed content and raw footage contained in the library. Programming from this library has appeared on television, primarily in the United States, on a limited first run basis on networks including USA, ESPN, ESPN2, FOX Sports Net, and Spike TV. Certain of this library content has been used to launch TUFF TV, and remains a part of the TUFF TV programming line-up.

DOS Broadcast & Appraisal Services, Inc. performed an evaluation of the Seals Entertainment Company, LLC library in August of 2011. The total fair market value of the library was determined at $31,964,100. This includes $20,502,900 for completed episodic programming and $11,461,200 for raw footage. The Company makes no representations on the specific value of the programming library, as such value is conditional upon market conditions and demand.

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The Company is also planning to acquire an ownership stake in the domestic television network TUFF TV (www.TUFFTV.com) from TUFF TV Media Group, LLC, and a to be determined ownership stake in TUFF TV Worldwide, Inc. TUFF TV was launched domestically on June 30, 2009. TUFF TV includes a unique and synergistic combination of programming genres aimed at the male demographic. The Company is also planning to form a joint venture partnership with TUFF TV Worldwide, Inc., a Delaware corporation, to distribute TUFF TV on an international basis. TUFF TV Worldwide, Inc. owns certain intellectual property rights to the TUFF TV brand. TUFF TV includes a unique and synergistic combination of seven different programming genres aimed at the male demographic.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Seals Entertainment Corporation is not dependent on one or a few major customers.

PATENTS AND TRADEMARKS

None.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

None.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

ENVIRONMENTAL LAWS

Our operations are not subject to environmental laws and regulations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Seals Entertainment Corporation currently does not employ any full-time staff employees.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-	Contains a description of the broker or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our transfer agent will be VStock Transfer, LLC of 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

FINANCIAL STATEMENTS

Our fiscal year-end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, April 1, 2008 to December 31, 2011 and reviewed financial statements for the quarter ended March 31, 2012 immediately follow.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this annual report.

MANAGEMENT’S PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations for the period ended March 31, 2012, should be read in conjunction with our audited financial statements and related notes for the period ended December 31, 2011 and reviewed for the quarter ended March 31, 2012.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

RESULTS OF OPERATIONS

For the year-ended December 31, 2011 compared to the period ended December 31, 2010 and the period ended March 31, 2012 compared to the period ended March 31, 2011.

From our inception on May 23, 2007 to December 31, 2011, we have generated no revenue. We earned no revenues during the twelve-month period ended December 31, 2011 and no revenues for the period ended December 31, 2010. No revenues were earned during the three months ended March 31, 2012 and the Company earned no revenues for the three months ended March 31, 2011.

Operating expenses for the twelve months ended December 31, 2011 totaled $118,844, resulting in an increase of 519% percent from the comparable period of 2010. This increase resulted primarily from the fact that administrative expenses increased in preparation of possible acquisitions, which were not accomplished. For the three months ended March 31, 2012, operating expenses totaled $57,744 as compared to $22,813 for three months ended March 31, 2011. The increase was primarily due to payments of monthly compensation to current officers and directors of the Company, increased professional fees for filing and other professional expenses. The operations taking place prior to September 30, 2008 have been discontinued, and are included in the results of operations of the Company.

We incurred a net loss of $122,410 during the twelve month period ended December 31, 2011, resulting in an increase in the loss of approximately 537% from the loss of $19,212 for the period ended December 31, 2010. During the three month period ended March 31, 2012, the Company incurred a net loss of $58,144 compared to the loss of $22,813 for the three month period ended March 31, 2011, resulting in an increase in the loss of approximately 155%.Basic net loss per share from continuing operations was $0.02 for the twelve month period ended December 31, 2011, compared to $0.01 for the comparable period of 2010. Basic net loss per share from continuing operations was $0.00 for the three month period ended March 31, 2012, compared to $0.01 for the comparable period of 2011.

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Liquidity and Capital Resources

As of December 31, 2011, we had a negative working capital of $16,949 compared to a negative working capital of $92,581 at December 31, 2010. The decrease of $75,632 or 81.7% in working capital resulted primarily from the conversion of a related party payable into common stock. For the three month period ended March 31, 2012, we had a negative working capital of $65,094 compared to a negative working capital of $26,467 for the three month period ending March 31, 2011, which is a decrease of working capital of $38,627 or approximately 145%.

During the twelve months ended December 31, 2011 we experienced negative cash flow of $100,030 from operating activities. We recognized positive cash flow from financing activities, relating to contributions to capital, proceeds from share issuance, repayments to and conversion from related party loans, in the amount of $99,855. We experienced negative cash flow of $6,689 for the three months ended March 31, 2012 compared to $1,586 in the comparable period of 2011. Due to contributions to capital and related party loans, the Company recognized positive cash flow from financing activities of $6,689 for the three months ended March 31, 2012.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements,

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs of the Company, and market conditions of the media and broadcasting industry, none of which can be forecast exactly.

The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

January 1, 2012 through December 31, 2012

Company management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential partners and investors. We will hire a website designer to develop a comprehensive website where we will be able to provide a summary of our Company and supply potential clients with basic information and business objectives. We estimate the cost of developing and implementing the website to be approximately $10,000 and the acquisition of equipment will cost us an additional $10,000.

The Company will focus on expanding its media businesses both domestically and worldwide through strategic partnerships, alliances, and potential acquisitions. The creation of new divisions to enable participation in additional multimedia content and related entertainment sectors is a core goal of the Company. Building brands is a major priority for the Company, especially in today’s digital age of “eyeballs and advertisers.”

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option-pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

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ASC 505, "Compensation-Stock Compensation", establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

E. Lamar “Lou” Seals, III	51	October, 2011	Chief Executive Officer, Chairman, Director

John W. Bonner, Jr.	43	October, 2011	Executive Vice President, Treasurer, Director

Edward A. “Drew” Mearns, III	59	October, 2011	Secretary, Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the executive officers and directors:

E. Lamar “Lou” Seals, III – Chief Executive Officer & Chairman/Director. Mr. Seals, 51, is the Chief Executive Officer, Chairman and a Director of the Company. For over 28 years, he has been instrumental in creating some of the most dynamic and successful advertiser-supported programming on television. He launched TUFF TV on June 30, 2009.

Since 1984, Mr. Seals has produced and sold over 2,000 sports, entertainment, and lifestyle programs on networks such as ABC, ESPN, ESPN2, Spike TV, TNN, FOX Sports Net, Discovery Wings, USA Network, Turner South, Speed Channel, and Outdoor Life Network. He has launched the television careers of dozens over the years with his innate ability to discover talent, including "American Idol" host Ryan Seacrest.

Mr. Seals attended Georgia State University, and while a student there formed his first of several media companies at the age of 21. He resides in Atlanta, Georgia.

John W. Bonner, Jr. – Executive Vice President & Treasurer/Director. Mr. Bonner, 43, serves as the Executive Vice President, Treasurer, and a Director of the Company. He also serves as the Chairman of the Board of Advisors for Seals Entertainment Company, LLC. Mr. Bonner is an accomplished producer of a variety of outdoors, motorsports, and entertainment programming which has appeared on networks including ESPN, ESPN2, Speed Channel, Spike TV, and Turner South. He is a veteran advertising sales executive that has worked with some of the largest advertisers and agencies in the world.

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Mr. Bonner is the former Executive Vice President and Principal Operating Officer of Seals Communications Corporation. He joined the company in 1989 and held various positions within the company's administrative, production, and marketing departments over the course of 15 years. He also served as President of the Seals Network Sales division. Mr. Bonner attended the University of Tennessee at Chattanooga, and resides in Atlanta, Georgia.

Edward A. “Drew” Mearns, III – Secretary/Director. Mr. Mearns, 59, serves as the Secretary and a Director of the Company. Mr. Mearns practiced law with Jones Day, one of the world's largest legal firms. He also served as corporate counsel and an officer at International Management Group (IMG), the world's largest sports management and marketing firm. While at IMG he managed the company’s Olympic sports, athletics, cycling, and triathlon business.

Mr. Mearns is a former NCAA Division I collegiate coach and teaching fellow at the University of Kentucky and the University of Virginia. He has an extensive background as a legal and financial advisor, and as an educator. Mr. Mearns graduated magna cum laude from Yale University, with special distinction in English Literature. He graduated from the University of Virginia Law School, where he was a Dillard Teaching Fellow. He resides in Williamsburg, Virginia.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board.

None of our current directors hold or held any directorships during the past five years in other reporting companies. Presently, none of our directors is an “independent director” under the Corporate Governance Rules of the NASDAQ Stock Market, Inc., Rule 5605(a)(2). There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE GUIDELINES

Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is not currently quoted on any listed exchange. However, our Board believes that the corporate governance rules of NASDAQ and AMEX represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and AMEX, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receive no compensation, other than shares of common stock previously issued, for services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The Company’s directors currently serve without compensation. However, on March 8, 2011 the Board of the Directors authorized the issue of its common shares to the officers and directors that had been serving without compensation in the following amounts:

Lyle J. Mortensen, Former CEO and director	200,000 shares
Gerry Shirren, Former CFO and director	75,000 shares
Tiffany Kalahiki, Former secretary and director	25,000 shares

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SUMMARY COMPENSATION TABLE
	Annual Compensation					Long-Term Compensation
							Deferred
							Comp
Name and		Salary	Bonus	Stock Awards	Option	Non-Equity	Earnings
Principal Position	Year	($)	($)	($)	Awards ($)	Incentive (#)	($)	All Other ($)

E. Lamar “Lou” Seals	2011	-	-	$-0-	-	-	-	-
Chief Executive Officer,
Chairman, and Director	2012	-	-	$35,000	-	-	-	-

John W. Bonner, Jr.	2011	-	-	-	-	-	-	-
Executive Vice President,
Treasurer and Director	2012	-	-	-	-	-	-	-

Edward A. “Drew Mearns, III	2011	-	-	-	-	-	-	-
Secretary and Director
	2012	-	-	-	-	-	-	-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on April 1, 2008, the Company has not paid any compensation to any officer, director, or employee. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

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			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)

Common	Lou Seals President and CEO	13,000,000	68%	54%

All Officers and Directors as a Group		13,000,000	68%	54%

1. The address of each executive officer and director is c/o Seals Entertainment Corporation, 3340 Peachtree Road, N.E., Suite 1800, Atlanta, GA 30326.

2. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Assumes the sale of the maximum amount of this offering (5,000,000 shares of common stock) by Seals Entertainment Corporation. The aggregate amount of shares to be issued and outstanding after the offering is 24 ,184,410.

FUTURE SALES BY EXISTING STOCKHOLDERS

Further new issues of stock unless registered will be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

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SEALS ENTERTAINMENT CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Global Smart Energy, Inc

We have audited the accompanying balance sheets of Global Smart Energy, Inc (A Development Stage Company) as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and from inception (May 23, 2007) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Smart Energy, Inc (A Development Stage Company) as of December 31, 2011 and 2010 and the results of its operation and its cash flow for the years then ended and from inception (May 23, 2007) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

March 30, 2012

F-2

Global Smart Energy, Inc.

(A Development Stage Company)

Balance Sheet

(Audited)

	December 31, 2011	December 31, 2010

Assets

Cash and cash equivalents	$80	$255
Prepaid expenses	-	3,000
Total current assets	80	3,255

Total assets	$80	$3,255

Liabilities and stockholders' deficit

Accounts payable and accrued expenses	$5,175	$20,409
Related party payable	11,855	75,427
Total current liabilities	17,030	95,836

Total liabilities	17,030	95,836

Stockholders' deficit

Common stock $ 0.005 par value, 50,000,000 shares authorized 11,184,410 and 3,208,250 shares issued and outstanding as of December 31, 2011 and 2010, respectively	55,922	16,041
Additional paid in capital	221,369	63,209
Accumulated deficit during development stage	(294,241)	(171,831)
Total stockholders' deficit	(16,950)	(92,581)

Total liabilities & stockholders' deficit	$80	$3,255

The accompanying notes are an integral part of these financial statements.

F-3

Global Smart Energy, Inc.

(A Development Stage Company)

Statements of Operations

(Audited)

			From Inception
	For the Years Ended		(May 23, 2007)
	December 31,		Through
	2011	2010	December 31, 2011

Revenues	$-	$-	$-

Compensation	53,500	-	53,500
Professional fees	47,970	-	47,970
General and administrative	17,374	19,212	189,205
Total operating expenses	118,844	19,212	290,675

Loss from operations	(118,844)	(19,212)	(290,675)

Other income/ (expense)
Interest expense	(3,566)	-	(3,566)

Net loss	$(122,410)	$(19,212)	$(294,241)

Basic loss per common share\	$(0.02)	$(0.01)

Weighted average no. of common shares outstanding	4,933,692	3,208,250

The accompanying notes are an integral part of these financial statements.

F-4

Global Smart Energy, Inc.

(A Development Stage Company)

Statement of Stockholders' Deficit

From Inception (May 23, 2007) to December 31, 2011

				Deficit Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance, May 23, 2007	-	$-	$-	$-	$-

Common stock issued for services at $0.075 per share	5,000,000	25,000	50,000	-	75,000

Net loss	-	-	-	(85,762)	(85,762)

Balance, December 31, 2007	5,000,000	25,000	50,000	(85,762)	(10,762)

Common stock cancelled	(2,216,750)	(11,084)	11,084	-	-

Common stock issued for services at $0.01 per share	200,000	1,000	1,000	-	2,000

Net loss	-	-	-	(29,370)	(29,370)

Balance, December 31, 2008	2,983,250	14,916	62,084	(115,132)	(38,132)

Common stock issued for services at $0.01 per share	225,000	1,125	1,125	-	2,250

Net loss	-	-	-	(37,487)	(37,487)

Balance, December 31, 2009	3,208,250	16,041	63,209	(152,619)	(73,369)

Net loss	-	-	-	(19,212)	(19,212)

Balance, December 31, 2010	3,208,250	16,041	63,209	(171,831)	(92,581)

Common stock issued for services at $0.045 per share	300,000	1,500	12,000	-	13,500

Common Stock issued for settlement of related party payables at $0.045 per share	1,676,160	8,381	67,046	-	75,427

Common stock issued for settlement of related party advances at $0.005 per share	6,000,000	30,000	-	-	30,000

Settlement of note payable and treated as additional paid-in-capital	-	-	61,551	-	61,551

Reversal of account payable to shareholder of the Company, amount has to be credited to additional paid-in-capital	-	-	17,563	-	17,563

Net loss	-	-	-	(122,410)	(122,410)

Balance, December 31, 2011	11,184,410	$55,922	$221,369	$(294,241)	$(16,950)

The accompanying notes are an integral part of these financial statements.

F-5

Global Smart Energy, Inc.

(A Development Stage Company)

Statements of Cash Flows

(Audited)

			For the period from
	For the years ended		(May 23, 2007)
	December 31,		inception through
	2011	2010	December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(122,410)	$(19,212)	$(294,241)
Adjustment to reconcile net loss to net
Cash used in operating activities
Interest	3,551		3,551
Common Stock issued for services	13,500		92,750
Increase/ (Decrease) in operating assets and liabilities:
Increase/ (Decrease) in Accounts Payable	2,329	349	22,738
Increase/ (Decrease) in prepaid expenses	3,000	(3,000)	-
NET CASH USED IN OPERATING ACTIVITIES	(100,030)	(21,863)	(175,202)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	11,855	22,000	87,282
Proceeds from convertible note payable	230,000		230,000
Repayment of loan	(142,000)	-	(142,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	99,855	22,000	175,282

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(175)	137	80

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	255	118	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$80	$255	$80

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
INFORMATION
Cash paid for interest	$-	$-	$625
Cash paid for taxes	$-	$-	$-
Shares issued to settle related party payble	$105,427	$-	$105,427
Settlement of related party payables and recorded as additional paid-in capital	$79,114	$-	$79,114

The accompanying notes are an integral part of these financial statements.

F-6

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Triangle Alternative Network Inc. (TAN, Inc.) was incorporated in the State of Delaware on April 1, 2008. TAN, Inc. was a holding company for and operated through its wholly owned subsidiary Triangle Alternative Networks LLC, (TAN, LLC) a limited liability company organized in the State of Florida on May 23, 2007. TAN LLC was organized to engage in the business of producing and broadcasting television programming which focuses on the GLBT (Gay-Bi-Sexual-Transgender) community. During 2008, the Company discontinued the pursuit of the original business plans of TAN LLC. The Company has not realized significant revenues as of December 31, 2011 and is classified as a development stage enterprise in accordance with ASC Topic 915.

On February 8, 2011, pursuant to a shareholder meeting on January 10, 2011 the Company changed its name to Global Smart Energy, Inc. (the “Company”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to the weighted average number of shares outstanding during the period. Diluted earnings per share are calculated by dividing the Company’s net income available to shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted average number of shares outstanding adjusted for any potentially dilutive debt or equity. There are no such shares outstanding as of December 31, 2011 and December 31, 2010.

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2011	2010
Loss (numerator)	$(122,410)	$(19,212)
Units (denominator)	4,933,692	3,208,250
Per share amount	$(0.02)	$(0.01)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended December 31, 2011 and December 31, 2010.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred $-0- and $-0- of advertising expense during the periods ended December 31, 2011 and December 31, 2010, respectively.

F-7

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Reclassifications

Certain amounts relating to the prior year’s financial statements have been reclassified to conform with the results of the current year presentation. These reclassifications had no effect on the previously reported results of operations or accumulated deficit.

Income Taxes

The Company provides for income taxes under ASC Topic 740, Accounting for Income Taxes. ASC Topic 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company has elected to be taxed as a corporation for Federal and State income taxes.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 35% to the net loss before provision for income taxes for the following reasons:

Net deferred tax assets consist of the following components as of:

	December 31,	December 31,
	2011	2010
NOL carryover	294,241	171,831
Deferred tax asset	102,984	60,141
Valuation allowance	(102,984)	(60,141)
Net deferred tax asset	$-	$-

At December 31, 2011, the Company had deferred tax assets before offsetting valuation allowance calculated at an expected rate of 35% of approximately $102,984. At December 31, 2010, the Company had calculated deferred tax assets before offsetting valuation allowance calculated at an expected rate of 35% of approximately $60,141.

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of its deferred tax assets, a valuation allowance equal to the deferred tax assets was recorded at the Company’s year-end financial reporting dates.

At December 31, 2011 and 2010 the Company had net operating loss carry forwards of approximately $294,241 and $171,831, respectfully, which will expire through the year 2031. The change in the valuation allowance from December 31, 2010 to December 31, 2011 is $42,843. This change is primarily due to the increase in the Company’s net operating loss carry forwards.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced. Reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

F-8

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $294,240 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Stock-based compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation – Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, “Compensation-Stock Compensation”, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2012-02 and believes that none of them will have a material effect on the company’s financial statements.

2.	COMMON STOCK

On June 16, 2008, the Company completed a forward stock split of 5 shares for 1 increasing the total shares outstanding from 1,000,000 shares to 5,000,000 shares. During the year ended December 31, 2008, Mr. Grunberg resigned his position as a member of the Company’s Board of Directors and he returned all of his common stock to the Company. Likewise Mr. Altfeld resigned as Interim CEO and Mr. Pancoast as COO and their common stock shares were returned to the Company. A total of 2,224,250 shares were returned to the Company and cancelled as a result of these resignations and the discontinuation of TAN LLC.

In October, 2008, the Company issued 200,000 shares of common stock at $0.01 per share to a consultant for services performed.

F-9

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

In December, 2009, the Company issued 225,000 share of common stock at $0.01 per share to consultants for services performed.

On March 8, 2011 the Board of the Directors authorized the issue of its common shares to the officers and directors that had been serving without compensation in the following amounts:

Lyle J. Mortensen, former CEO and director 200,000 shares

Gerry Shirren, former CFO and director 75,000 shares

Tiffany Kalahiki, past secretary and director 25,000 shares

The Company approved the issue of 1,676,160 shares at $0.045 per share for the cancellation of the unsecured advances owed by the Company to its majority shareholder in the amount of $75,427.15.effective March 17, 2011.

On December 23, 2011 the Board of Directors authorized the issuance of 6,000,000 shares in conversion of a $30,000 Convertible promissory that was issued on October 21, 2011.

3.	RELATED PARTY PAYABLES

All current expenses of the Company including purchase of property and equipment, production costs and expenses, advertising expenses, general and administrative expenses and interest expense have been paid with advances from a related party of the Company. The related party payables are non-interest bearing, unsecured, and due upon demand. At December 31, 2011 and 2010, the Company owed $11,855 and $75,427 respectively for these payables.

The Company approved the issue of 1,676,160 shares at $0.045 per share for the cancellation of the unsecured advances owed by the Corporation to its majority shareholder in the amount of $75,427 effective March 17, 2011.

4.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $294,241 as of December 31, 2011. The Company currently has limited liquidity, and has not established a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F-10

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

5.	OTHER ITEMS

The Company entered into a private transaction for a Private Placement of a Promissory note for $200,000 to assist in the financing of the Company on June 14, 2011. The Board of Directors assigned this liability and transferred $142,000 of cash in the Bank of America Account to a private company in Las Vegas that is a majority owned company by Frank O’Donnell and Lyle Mortensen. The private company agreed to hold Global Smart Energy, Inc. (Delaware) harmless for the deficit between the principal and accrued interest and the amount received in Cash from the Bank of America account.

On October 21, 2011 the Company entered into a private placement of a Convertible Promissory Note (the”Note”) in the amount of $30,000.00. The terms of the Note called for an election by the holder in due course to convert the promissory note into 6,000,000 shares of Common Stock of the Company. On December 15, 2011 the holder of the Note assigned all terms of the note to Seals Entertainment Company, LLC (Seals), which is owned by the current CEO and member of the Board of Directors, E. Lamar Seals, III. On December 23, 2011Seals elected to exercise his option and convert the promissory note into 6,000,000 shares of the Company’s Common Stock.

6. SUBSEQUENT EVENTS

By Written Consent on February 7, 2012, a majority of the shareholders authorized the Board of Directors to increase the Authorized Shares of Common Stock of the Company to 100,000,000 shares and to create a Preferred Class of Stock in the maximum amount of 200,000,000 shares.

On February 16, 2012, the Company issued 1,000,000 shares of common stock to Teresa Vellardita, designee of Vince Vellardita, and 1,000,000 shares of common stock to Emmett Lamar Seals, III for services.

F-12

Global Smart Energy, Inc.

(A Development Stage Company)

Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011

Assets

Cash and cash equivalents	$80	$80
Total current assets	80	80

Total assets	$80	$80

Liabilities and stockholders' deficit

Accounts payable and accrued expenses	$46,630	$5,175
Related party payable	18,544	11,855
Total current liabilities	65,174	17,030

Total liabilities	65,174	17,030

Stockholders' deficit

Common Stock 50,000,000 shares authorized at par value of $ 0.005, 13,184,410 and 11,184,410 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectevely	65,922	55,922
Additional paid in capital	221,369	221,369
Accumulated deficit during development stage	(352,385)	(294,241)
Total stockholders' deficit	(65,094)	(16,950)

Total liabilities & stockholders' deficit	$80	$80

The accompanying notes are an integral part of these financial statements.

F-13

Global Smart Energy, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

			From Inception
	For the Three Months Ended		(May 23, 2007)
	March 31,		Through
	2012	2011	March 31, 2012

Operating expenses:
Compensation	$5,000	$13,500	$58,500
Professional fees	45,634	7,478	93,605
General and administrative	7,110	1,835	196,314
Total operating expenses	57,744	22,813	348,419

Loss from operations	(57,744)	(22,813)	(348,419)

Other income/ (expense)
Interest expense	-	-	(3,566)
Franchise Tax Espense	(400)	-	(400)
Net loss	$(58,144)	$(22,813)	$(352,385)

Basic loss per common share	$(0.00)	$(0.01)

Weighted average no. of common shares outstanding	11,932,063	3,545,653

The accompanying notes are an integral part of these financial statements.

F-14

Global Smart Energy, Inc.

(A Development Stage Company)

Statement of Cash Flows

(Unaudited)

			For the period from
	For the Three Months ended		(May 23, 2007)
	March 31,		inception through
	2012	2011	March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(58,144)	$(22,813)	$(352,385)
Adjustment to reconcile net loss to net cash used in operating activities:
Interest	-	-	3,550
Common stock issued for services	10,000	13,500	102,750
Changes in operating assets and liabilities:
Increase in accounts payable	41,455	4,727	64,194
Decrease in prepaid expenses	-	3,000	-
NET CASH USED IN OPERATING ACTIVITIES	(6,689)	(1,586)	(181,891)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	6,689	1,650	93,971
Proceeds from share issuance	-		30,000
Proceeds from promissory note	-	-	200,000
Additional capital contributed		-	(142,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,689	1,650	181,971

NET INCREASE IN CASH AND CASH EQUIVALENTS	$(0)	$64	$80

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	80	255	$-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	80	319	80

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
INFORMATION
Cash paid for interest	$-	$-	$625
Cash paid for taxes	$400	$-	$400
Shares issued to settle related party payble	$-	$1,676,160	$7,676,160

The accompanying notes are an integral part of these financial statements.

F-15

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2012 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the most recent filing of the Form 10-K which included the financial statements and notes thereto as of December 31, 2011. The operating results for the three month period ended March 31, 2012 are not necessarily indicative of the operating results that may be expected for the fiscal year ending December 31, 2012.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared in conformity with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no revenues and has generated losses from operations since inception (May 23, 2007). The Company has accumulated a deficit of $352,385 and currently has a net working capital deficit of $65,094 as of March 31, 2012.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenue. Management’s plans include investing in and developing an operating business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

F-16

GLOBAL SMART ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

Loss per common share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

Development -Stage Company

The accompanying financial statements have been prepared in accordance with the FASB ASC Topic 915 "Accounting and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprise's inception.

Recent Accounting Pronouncements

The Company evaluated all of the other recent accounting pronouncements and deemed that they did not have a material impact on our financial statements.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of March 31, 2012 and December 31, 2011, a company of which the prior CEO is also an officer, advanced $18,544 and $11,855, respectively for the administration and other costs of operations on an unsecured basis; bearing no interest and due on demand.

NOTE 5 – STOCKHOLDERS DEFICIT

On February 16, 2012, the Company issued 1,000,000 shares of common stock to a consultant, Teresa Vellardita, designee of Vince Vellardita, for services valued at $5,000 and 1,000,000 shares of common stock to Emmett Lamar Seals, III, the CEO of the Company, for services.

NOTE 6 – SUBSEQUENT EVENTS

On April 24, 2012 the Company’s Board of Directors approved the amendment of the Articles of Incorporation to change the name to Seals Entertainment Company, Inc.

F-17

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Seals Entertainment Corporation in connection with registering the sale of the common stock. Seals Entertainment Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$15,000
Accounting Fees	$10,000
Audit Fees	$5,000

Total	$30,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Delaware General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●    any breach of the director's duty of loyalty to us or our stockholders;

●    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●    any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●    any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●    we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

●    we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

47

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1 3.2 3.3	Articles of Incorporation Amended Articles of Incorporation Bylaws

5	Opinion of Joseph L. Pittera, Esq.

23.1 23.2	Consent of Independent Auditor Consent of Counsel (See Exhibit 5)
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Seals Entertainment Corporation includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

48

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

49

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia on June 22, 2012.

Seals Entertainment Corporation
(Registrant)

By: /s/E. Lamar “Lou” Seals, III

Chief Executive Officer, Chairman and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/E. Lamar “Lou” Seals, III	Chief Executive Officer, Chairman and Director	June 22, 2012

/s/ John W. Bonner, Jr.	Executive Vice President, Treasurer and Director	June 22, 2012

/s/ Edward A. “Drew” Mearns	Secretary and Director	June 22, 2012

50